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FOR IMMEDIATE RELEASE:

CONTACT:     David A. Voight, President & Chief Executive Officer
             James O. Miller, Executive Vice President
             First Citizens Banc Corp
             419.625.4121



April 1, 2002 (Sandusky, Ohio; [NASDAQ:FCZA])First Citizens Banc Corp announced today the closing of its transaction with Independent Community Banc Corp, Norwalk, Ohio. Immediately following the merger of Independent Community Banc Corp with and into First Citizens Banc Corp, Independent Community Banc Corp's banking subsidiary Citizens National Bank of Norwalk has been merged into First Citizens Banc Corp's banking affiliate The Citizens Banking Company. The merged banking affiliates will serve the communities of Sandusky, Norwalk, Huron, Berlin Heights, and Port Clinton in North Central Ohio. David A. Voight, President of First Citizens commented, "We are delighted to have the Independent Community Banc Corp shareholders as part of our First Citizens family. ICBC's shared community philosophy, complimenting services, and contiguous market strengthens our financial services franchise".